As filed with the Securities and Exchange Commission on March 10, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(281) 298-4246
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________

Robert J. Anderson
President and Chief Executive Officer
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(281) 298-4246
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Reid A. Godbolt, Esq. Adam J. Fogoros, Esq. Jones & Keller, P.C. 1675 Broadway, 26th Floor Denver, Colorado 80202 Telephone: (303) 573-1600
___________

Approximate date of commencement of proposed sale to the public: From time to time, after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                        Accelerated filer ☒
Non-accelerated filer ☐                               Smaller reporting company ☒
                                Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Class A Common Stock, $0.001 par value per share	13,358,338	(2)	$7.28	$10,609.83
__________________________________________________

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Class A Common Stock, $0.001 par value per share (the “Class A Common Stock”) being registered for resale by the selling stockholders includes such indeterminate number of shares of Class A Common Stock as may be issuable as a result of stock splits, dividends or similar transactions.

(2)
With respect to the offering of shares of Class A Common Stock by the selling stockholders named herein, the proposed maximum offering price per share of Class A Common Stock will be determined from time to time in connection with, and at the time of, the sale by the selling stockholders.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average of the high and low sale prices for our Class A Common Stock on March 9, 2021, as reported on the New York Stock Exchange.

(4)
Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $11,550, which represents the portion of the registration fee previously paid with respect to $750,000,000 of unsold securities previously registered on the registration statement on Form S-3 (File No. 333-224334), effective on May 4, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 10, 2021

PROSPECTUS

EARTHSTONE ENERGY, INC.

13,358,338 Shares of Class A Common Stock

The selling stockholders may offer and sell up to 13,358,338 shares in the aggregate of our Class A common stock from time to time in one or more offerings. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

The selling stockholders may offer and sell shares of our Class A common stock from time to time. The selling stockholders may offer and sell shares of our Class A common stock at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. If any underwriters, dealers or agents are involved in the sale of any of the shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such shares. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our Class A common stock.

We are registering 13,358,338 shares of Class A common stock for sale by the selling stockholders pursuant to a registration rights agreement, dated as of January 7, 2021 (the “IRM Registration Rights Agreement”), which we entered into in connection with the closing of the acquisition of certain wholly owned subsidiaries of Independence Resources Holdings, LLC (“Independence”), and Independence Resources Manager, LLC (“Independence Manager”) on January 7, 2021 (the “IRM Acquisition”).

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “ESTE.” On March 9, 2021, the last reported sales price of our Class A common stock on the NYSE was $7.18 per share.

Investing in our shares involves a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” on page 4 of this prospectus and any similar section contained in any applicable prospectus supplement concerning factors you should consider before investing in our shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
————————

The date of this prospectus is , 2021.

_____________

Neither we nor the selling stockholders have authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy shares anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the Securities and Exchange Commission, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these shares.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, should the selling stockholders choose to do so, they may, over time, offer and sell the securities described in this prospectus in one or more offerings or resales. This prospectus provides a general description of the securities. Each time any of the selling stockholders sell any of the securities described herein, the selling stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We and the selling stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), covering the securities offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We are required to file annual and quarterly reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the site is http://www.sec.gov.

You can also find our SEC filings on our website at www.earthstoneenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus are forward-looking statements. These forward-looking statements can generally be identified by the use of words such as “may,” “will,” “could,” “should,” “project,” “intends,” “plans,” “pursue,” “target,” “continue,” “believes,” “anticipates,” “efforts,” “expects,” “estimates,” “forecast,” “guidance,” “possible,” “probable,” “predicts,” “potential,” or “view,” the negative of such terms or variations thereon, or other comparable terminology. Statements that describe our future plans, strategies, intentions, expectations, objectives, goals, potential acquisitions or mergers or prospects are also forward-looking statements. Actual results could differ materially from those anticipated in this prospectus or these forward-looking statements. Readers should consider carefully the risks described under the “Risk Factors” section of this prospectus and included in other sections of this prospectus which describe factors that could cause our actual results to differ from those anticipated in forward-looking statements, including, but not limited to, the following factors:

•volatility and weakness in commodity prices for oil, natural gas and natural gas liquids and the effect of prices set or influenced by action of the Organization of Petroleum Exporting Countries (“OPEC”), its members and other oil and natural gas producing countries;
•the effect of existing and future laws, governmental regulations and the political and economic climates of the United States;
•substantial changes in estimates of our proved reserves;
•substantial declines in the estimated values of our oil and natural gas reserves;
•our ability to replace our oil and natural gas reserves as they are produced;
•the risk of the actual presence or recoverability of oil and natural gas reserves and that future production rates will be less than estimated;
•the potential for production decline rates and associated production costs for our wells to be greater than we forecast;
•the timing and extent of our success in acquiring, discovering, developing and producing oil and natural gas reserves;
•the financial ability and willingness of our partners under our joint operating agreements to join in our future development, exploration and production activities;
•our ability to acquire additional mineral leases;
•the cost and availability of high quality equipment and services with fully trained and adequate personnel, such as drilling rigs and completion equipment on a timely basis and at reasonable prices;
•risks in connection with potential acquisitions and the integration of significant acquisitions or assets acquired through merger or otherwise;
•the possibility that acquisitions and divestitures may involve unexpected costs or delays, and that acquisitions may not achieve intended benefits;
•the possibility that potential divestitures may not occur or could be burdened with unforeseen costs;
•unanticipated reductions in the borrowing base under the credit agreement we are party to;
•risks incidental to the drilling and operation of oil and natural gas wells including mechanical failures;
•the availability of sufficient pipeline and other transportation facilities to carry our production to market and the impact of these facilities on realized prices;
•significant competition for oil and natural gas acreage and acquisitions;
•our ability to retain key members of senior management and key technical and financial employees;
•changes in environmental laws and the regulation and enforcement related to those laws;
•the identification of and severity of environmental events and governmental responses to these or other environmental events;

•legislative or regulatory changes, including retroactive royalty or production tax regimes, hydraulic-fracturing regulations, derivatives reform, and changes in federal and state income taxes;
•general economic conditions, whether internationally, nationally or in the regional and local market areas in which we conduct business, may be less favorable than expected, including the possibility that economic conditions in the United States will worsen and that capital markets for equity and debt will be disrupted or unavailable;
•social unrest, political instability or armed conflict in major oil and natural gas producing regions outside the United States and acts of terrorism or sabotage;
•the insurance coverage maintained by us may not adequately cover all losses that may be sustained in connection with our business activities;
•other economic, competitive, governmental, regulatory, legislative, including federal, state and tribal regulations and laws, geopolitical and technological factors that may negatively impact our business, operations or oil and natural gas prices;
•the effect of our oil and natural gas derivative activities;
•title to the properties in which we have an interest may be impaired by title defects;
•our dependency on the skill, ability and decisions of third party operators of oil and natural gas properties in which we have non-operated working interests; and
•possible adverse results from litigation and the use of financial resources to defend ourselves.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus. Other than as required under applicable securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise. You should not place undue reliance on these forward-looking statements. All forward-looking statements speak only as of the date of this prospectus or, if earlier, as of the date they were made.

ABOUT EARTHSTONE ENERGY, INC.

Overview

Earthstone Energy, Inc., a Delaware corporation (“Earthstone” and together with our consolidated subsidiaries, the “Company,” “our,” “we,” “us,” or similar terms), is a growth-oriented independent oil and gas company engaged in the acquisition and development of oil and gas reserves through activities that include the acquisition, drilling and development of undeveloped leases, asset and corporate acquisitions and mergers. Our operations are all in the upstream segment of the oil and natural gas industry and all our properties are onshore in the United States. At present, our assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Our Class A common stock is listed on the NYSE under the trading symbol “ESTE.”

Organizational Structure

Earthstone is the sole managing member of Earthstone Energy Holdings, LLC (“EEH”), with a controlling interest in EEH. Earthstone, together with its wholly-owned subsidiary, Lynden Energy Corp., a corporation organized under the laws of British Columbia (“Lynden Corp”), and Lynden Corp’s wholly-owned consolidated subsidiary, Lynden USA Inc., a Utah corporation (“Lynden US”), and also a member of EEH, consolidates the financial results of EEH and records a noncontrolling interest in the consolidated financial statements representing the economic interests of EEH’s members other than Earthstone and Lynden US.

Recent Developments

On January 7, 2021, we closed the acquisition (the “IRM Acquisition”) of certain wholly owned subsidiaries of Independence Resources Holdings, LLC (“Independence”), and Independence Resources Manager, LLC (“Independence Manager”) pursuant to the Purchase and Sale Agreement dated December 17, 2020 (the “Purchase Agreement”) by and among Earthstone, EEH, Independence and Independence Manager. As part of the IRM Acquisition, we issued 12,719,594 shares of our Class A common stock and entered into a registration rights agreement with the selling stockholders dated January 7, 2021 (the “IRM Registration Rights Agreement”). Additionally, at the closing of the IRM Acquisition, we entered into a voting agreement with the WP Shareholders (as defined below) dated January 7, 2021 (the “Voting Agreement”). We also entered into a lock-up agreement with the WP Shareholders dated January 7, 2021 (the “Lock-up Agreement”).

Corporate Information

Our principal executive offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. Our telephone number is (281) 298-4246. You can find more information about us at our website located at www.earthstoneenergy.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Concerning Forward-Looking Statements,” you should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K). If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

THE OFFERING

Class A common stock offered by the selling stockholders:	13,358,338 shares of Class A common stock

Total shares of Class A common stock outstanding on March 4, 2021	43,646,391

Use of proceeds:	The selling stockholders will receive all of the proceeds from the sale or other disposition of shares of Class A common stock covered by this prospectus. We will not receive any proceeds from the sale or other disposition of shares in this offering by the selling stockholders.

NYSE symbol:	ESTE

Risk factors:	You should carefully consider the risk factors we face that are included or incorporated by reference in this prospectus before deciding whether or not to invest in shares of our Class A common stock. See “Risk Factors” and “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Class A common stock being offered by any of the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ shares and to indemnify the selling stockholders against certain liabilities.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time of up to 13,358,338 shares of our Class A common stock by the stockholders identified in the table below, who we refer to in this prospectus as the “selling stockholders” and their transferees, pledgees, donees, assignees or other successors (each also a selling stockholder for purposes of this prospectus). The selling stockholders identified below may currently hold or acquire at any time shares of our Class A common stock in addition to those set forth below.

We are registering these 13,358,338 shares of our Class A common stock for sale by the selling stockholders named below pursuant to the IRM Registration Rights Agreement, which we entered into in connection with the closing of the IRM Acquisition.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares of our Class A common stock beneficially owned by them.

The information in the table below (other than the percentages of our outstanding Class A common stock beneficially owned) in respect of the selling stockholders was furnished by or on behalf of the selling stockholders and is as of the date hereof. Except as may be noted elsewhere in this prospectus relating to the IRM Purchase Agreement, the IRM Registration Rights Agreement, the Voting Agreement and the Lock-up Agreement, the selling stockholders do not have, and within the past three years have not had, any material relationship with us or any of our affiliates.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related Registration Statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.

The selling stockholders are not obligated to sell any of the shares of our Class A common stock offered by this prospectus. Because the selling stockholders identified in the table below may sell some or all of the shares of our Class A common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares of our Class A common stock, no estimate can be given as to the number of shares of our Class A common stock covered by this prospectus that will be held by the selling stockholders upon termination of this offering. In addition, subject to the IRM Registration Rights Agreement, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the selling stockholders will sell all of the shares of our Class A common stock beneficially owned by them that are covered by this prospectus, but will not otherwise sell any other shares of our Class A common stock that they may currently own.

	Shares of Class A Common Stock Beneficially Owned Prior to the Offering			Shares of Class A Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percentage (1)	Shares Offered	Number	Percentage
Johnny Allison	5,063	*	5,063	—	—
Balgreggan Investments Ltd. (2)	3,812	*	3,812	—	—
James Blaine	10,127	*	10,127	—	—
Regina Choyce	1,899	*	1,899	—	—
Richard Crist	1,168	*	1,168	—	—
Lori Downey	1,266	*	1,266	—	—
Dominic Druke	1,266	*	1,266	—	—
Peter Herzog	3,695	*	3,695	—	—
John Nicholas 2015 Trust	8,894	*	8,894	—	—
Brent Kirkham	2,532	*	2,532	—	—
William Kruse	2,532	*	2,532	—	—
Laurel M. Nicholas Trust	8,894	*	8,894	—	—
Holden Mayo	1,777	*	1,777	—	—
Charles Minero	15,247	*	15,247	—	—
Roger Pinkerton	2,541	*	2,541	—	—
SherrFive Energy, LLC (3)	3,685	*	3,685	—	—
Rodney Steward	15,247	*	15,247	—	—
Michael Van Horn	20,329	*	20,329	—	—
Warburg Pincus Energy (E&P) Partners-A, L.P. (4)	300,946	*	300,946	—	—
Warburg Pincus Energy (E&P) Partners-B IRH, L.P. (4)	101,492	*	101,492	—	—
Warburg Pincus Energy (E&P)-A, L.P. (4)	4,982,825	11.4%	4,982,825	—	—
Warburg Pincus Private Equity (E&P) XI-A, L.P. (4)	2,123,393	4.9%	2,123,393	—	—
Warburg Pincus XI (E&P) Partners-A, L.P. (4)	163,270	*	163,270	—	—
Warburg Pincus XI (E&P) Partners-B IRH, LLC (4)	57,365	*	57,365	—	—
Mark Whitley	8,355	*	8,355	—	—
William Willhite	1,899	*	1,899	—	—
WP Energy IRH Holdings, L.P. (4)	3,179,794	7.3%	3,179,794	—	—
WP IRH Holdings, L.P. (4)	2,068,675	4.7%	2,068,675	—	—

WP Energy Partners IRH Holdings, L.P. (4)	260,350	*	260,350	—	—
Total	13,358,338	30.6%	13,358,338	—	—

*	Represents less than one percent.

(1)	The percentage is based upon 43,646,391 shares of Class A common stock issued and outstanding as of March 4, 2021.

(2)	Ken Woolner is the sole director of Balgreggan Investments Ltd. and has sole voting and investment power with respect to the shares held by Balgreggan Investments Ltd.

(3)	Jeffrey B. Sherrick is the manager of SherrFive Energy, LLC and has sole voting and investment power with respect to the shares held by SherrFive Energy, LLC.

(4)
The Warburg Pincus shareholders are: (i) Warburg Pincus Private Equity (E&P) XI – A, L.P. (“WP E&P XI A”), (ii) Warburg Pincus XI (E&P) Partners – A, L.P. (“WP XI E&P Partners A”), (iii) WP IRH Holdings, L.P. (“WP IRH Holdings”), (iv) Warburg Pincus XI (E&P) Partners-B IRH, LLC (“WP XI E&P Partners B IRH”), (v) WP Energy IRH Holdings, L.P. (“WPE IRH Holdings”), (vi) WP Energy Partners IRH Holdings, L.P. (“WPE Partners IRH Holdings”), (vii) Warburg Pincus Energy (E&P) Partners-B IRH, LLC (“WPE E&P Partners B IRH”), (viii) Warburg Pincus Energy (E&P) Partners-A, L.P. (“WPE E&P Partners A”), and (ix) Warburg Pincus Energy (E&P)-A, L.P. (“WPE E&P A” and, collectively, the “WP Shareholders”).

Warburg Pincus XI (E&P) Partners – B, L.P. (“WP XI E&P Partners B”) is the general partner of WP XI E&P Partners B IRH. Warburg Pincus (E&P) XI, L.P. (“WP XI E&P GP”) is the general partner of WP E&P XI A, WP XI E&P Partners A, WP IRH Holdings, and WP XI E&P Partners B. Warburg Pincus (E&P) XI LLC (“WP XI E&P GP LLC”) is the general partner of WP XI E&P GP. Warburg Pincus Partners (E&P) XI LLC (“WPP E&P XI”) is the managing member of WP XI E&P GP LLC.

Warburg Pincus Energy (E&P) Partners-B, L.P. (“WPE E&P Partners B”) is the general partner of WPE E&P Partners B IRH. Warburg Pincus (E&P) Energy GP, L.P. (“WPE E&P GP”) is the general partner of WPE IRH Holdings, WPE Partners IRH Holdings, WPE E&P Partners B, WPE E&P Partners A, and WPE E&P A. Warburg Pincus (E&P) Energy LLC (“WPE E&P GP LLC”) is the general partner of WPE E&P GP.

Warburg Pincus Partners II (US), L.P. (“WPP II US”) is the managing member of WPP E&P XI and WPE E&P GP LLC. Warburg Pincus & Company US, LLC (“WP & Co. US LLC”) is the general partner of WPP II US. Warburg Pincus LLC (“WP LLC”) is a registered investment adviser, and the manager of WP E&P XI A, WP XI E&P Partners A, WPE E&P Partners A, and WPE E&P A. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017.

IRM Registration Rights Agreement

In connection with the IRM Acquisition we entered into the IRM Registration Rights Agreement with the selling stockholders. Pursuant to the terms of the IRM Registration Rights Agreement, the selling stockholders have registration rights with respect to the shares of Class A common stock acquired in the IRM Acquisition (the “IRM Shares”) and the shares of Class A common stock that Independence acquired from EnCap Investments L.P. and its affiliates on January 7, 2021 (the “EnCap Shares”). We are required to file this shelf registration statement on Form S‑3 covering the IRM Shares and the EnCap Shares.

In addition, the selling stockholders have the right to demand that we register shares of their Class A common stock for sale in registered underwritten offerings, subject to certain limitations. The selling stockholders also have piggyback rights to register the shares of Class A common stock held by them in other registered underwritten offerings of equity securities conducted by us.

We must pay all fees and expenses related to our obligations under the IRM Registration Rights Agreement, except underwriting discounts and commission, if any, which must be paid by the selling stockholders. In addition, the IRM Registration Rights Agreement provides that we will indemnify the selling stockholders whose shares are covered by this prospectus or a prospectus supplement against losses, claims, damages, liabilities, judgments, costs and expenses arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in such prospectus or prospectus supplement or other violation of applicable laws that occurred in connection with registration of shares under the IRM Registration Rights Agreement. Subject to certain caps and restrictions, the selling stockholders whose shares are covered by this prospectus or prospectus supplement will severally indemnify us against losses, claims, damages, liabilities, judgments, costs and expenses arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in this prospectus or prospectus supplement to the extent that such untrue statement was made in reliance upon information provided by such selling stockholders.

We may not grant registration rights to any third party which are inconsistent with the rights granted to the selling stockholders under the IRM Registration Rights Agreement without the consent of the selling stockholders holding a majority of the shares subject to IRM Registration Rights Agreement.

The IRM Registration Rights Agreement may not be amended or modified without the prior written consent of selling stockholders holding at least a majority of the shares then outstanding subject to registration. The shares of Class A common stock held by the selling stockholders cease to be subject to registration once all such shares have been distributed in the manner set forth in this prospectus or once there are no longer any such shares outstanding.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes certain important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section entitled “Description of Capital Stock,” you should refer to our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and our amended and restated bylaws (the “Bylaws”), and to the applicable provisions of Delaware law. Our authorized capital stock consists of 270,000,000 shares of capital stock, $0.001 par value per share, of which:

•200,000,000 shares are designated as Class A common stock (“Class A common stock”);

•50,000,000 shares are designated as Class B common stock (“Class B common stock” and, together with the Class A common stock, the “common stock”); and

•20,000,000 shares are designated as preferred stock.

As of March 4, 2021, there were 43,646,391 shares of Class A common stock issued and outstanding, 34,443,898 shares of Class B common stock issued and outstanding, and no shares of preferred stock issued or outstanding. Our Board of Directors is authorized, without stockholder approval except as required by the listing standards of the NYSE, to issue additional shares of capital stock.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters as to which holders of common stock are entitled to vote. Except as otherwise provided in our Certificate of Incorporation, or by applicable law, the holders of shares of common stock shall vote together as a single class on all matters. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of all classes of stock at the time outstanding have prior rights, and any series of preferred stock which may from time to time come into existence, and except as may be otherwise provided by the laws of the State of Delaware, the holders of Class A common stock have exclusively all other rights of stockholders of the Company, including but not limited to, (i) the right to receive dividends when, as and if declared by the Board of Directors out of assets lawfully available therefore and (ii) in the event of any distribution of assets upon the dissolution and liquidation of the Company, the right to receive ratably and equally all of the assets of the Company remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided in the future. Holders of Class B common stock as such are not entitled to receive dividends or distributions of assets upon dissolution or liquidation of the Company.

Shares of Class B common stock are exchangeable for shares of Class A common stock on the terms and subject to the conditions set forth in the First Amended and Restated Limited Liability Company Agreement of EEH (the “EEH LLC Agreement”). The Company has reserved out of its authorized but unissued shares of Class A common stock, solely for the purpose of issuance upon exchange of the outstanding shares of Class B common stock and EEH Units for Class A common stock pursuant to the EEH LLC Agreement, such number of shares of Class A common stock that will be issuable upon any such exchange pursuant to the EEH LLC Agreement.

Preferred Stock

The total number of shares of preferred stock, $0.001 par value per share, that we are authorized to issue is 20,000,000.

Our Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by our Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions of our Certificate of Incorporation, including but not limited to the following:

(i)The designation of the series and the number of shares to constitute the series.

(ii)The dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative.

(iii)Whether the shares of the series shall be subject to redemption by the Company and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

(iv)The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.

(v)Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

(vi)The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.

(vii)The restrictions, if any, on the issue or reissue of any additional preferred stock.

(viii)The rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the Company.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Certain provisions in our Certificate of Incorporation and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Our Certificate of Incorporation and Bylaws contain provisions that (unless, as a general matter, a preferred stock designation provides otherwise for that series of preferred stock):

•permit us to issue, without any further vote or action by our stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional, and other special rights, if any, and any qualification, limitations or restrictions of the shares of such series;

•require special meetings of our stockholders to be called by an officer of the Company upon the written request of a majority of the Board of Directors; and

•our Board of Directors be classified into three classes: Class I, Class II, and Class III, each class having a three-year term of office. Under the Delaware General Corporation Law (the “DGCL”), stockholders of a corporation with a classified board of directors may only remove a director “for cause” unless the certificate of incorporation provides otherwise. Our Certificate of Incorporation does not so provide and, accordingly, stockholders may only remove a director “for cause.” The likely effect of the classification of the board of directors is an increase in the time required for the stockholders to change the composition of the board of directors. For example, because only approximately one-third of the directors may be replaced by stockholder vote at each annual meeting of stockholders, stockholders seeking to replace a majority of the members of the Earthstone Board of Directors will need at least two annual meetings of stockholders to effect this change.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner, summarized below. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision may have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for our shares of Class A common stock held by stockholders.

These provisions of Delaware law and our Certificate of Incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

Because our Certificate of Incorporation and Bylaws do not include any provision to “opt-out” of Section 203 of the DGCL, the statute will apply to business combinations involving us.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is Direct Transfer, LLC, One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603. Its telephone number is (919) 744-2722.

Limitations of Liability and Indemnification

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors are not to be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•any breach of their duty of loyalty to us or our stockholders;

•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

The Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions included in the Certificate of Incorporation, the Bylaws and in indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained or will obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our Class A common stock is listed on the NYSE under the symbol “ESTE.”

PLAN OF DISTRIBUTION

The selling stockholders may use any one or more of the following methods when selling shares of our Class A common stock under this prospectus:

•underwritten transactions;

•privately negotiated transactions;

•exchange distributions and/or secondary distributions;

•sales in the over-the-counter market;

•ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•broker-dealers may agree with a selling stockholder to sell a specified number of such stock at a stipulated price per share;

•a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•short sales and delivery of shares of our Class A common stock to close out short positions;

•sales by broker-dealers of shares of our Class A common stock that are loaned or pledged to such broker-dealers;

•a combination of any such methods of sale; and

•any other method permitted pursuant to applicable law.

A selling stockholder may also sell our Class A common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus.

We will bear all fees and expenses incident to our obligation to register the shares of our Class A common stock.

We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the shares, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

A selling stockholder may fix a price or prices of our shares of Class A common stock at:

•market prices prevailing at the time of any sale under this Registration Statement;

•prices related to market prices; or

•negotiated prices.

A selling stockholder may change the price of the shares offered from time to time.

A selling stockholder, or agents designated by it, may directly solicit, from time to time, offers to purchase the shares. Any such agent may be deemed to be an “underwriter” as that term is defined in the Securities Act. Any agents involved in the offer or sale of the shares and any commissions payable by a selling stockholder to these agents will be named and described in any applicable prospectus supplement. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If any selling stockholder utilizes any underwriters in the sale of the shares in respect of which this prospectus is delivered, we and the selling stockholder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the shares in respect of which this prospectus is delivered to the public. The underwriters may also be our or the selling stockholders’ customers or may engage in transactions with or perform services for us or any selling stockholder in the ordinary course of business.

If any selling stockholder utilizes a dealer in the sale of the shares in respect of which this prospectus is delivered, the selling stockholder will sell those shares to the dealer, as principal. The dealer may then resell those shares to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the selling stockholder’s customers or may engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business.

Offers to purchase shares may be solicited directly by any selling stockholder and the sale thereof may be made by the selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.

We or any selling stockholder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the shares, including liabilities arising under the Securities Act.

The selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, any selling stockholder may enter into derivative transactions with third parties, or sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, a selling stockholder may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our shares or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business for which they receive compensation.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

There can be no assurance that the selling stockholders will sell any or all of the shares of our Class A common stock registered pursuant to the registration statement, of which this prospectus forms a part.

LEGAL MATTERS

Jones & Keller, P.C., Denver, Colorado, will pass upon the validity of our Class A common stock offered hereby on behalf of Earthstone Energy, Inc. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents by counsel that we may name in any applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Earthstone Energy, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Moss Adams LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Independence Resources Holdings, LLC as of and for the years ended December 31, 2019 and 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves of the Company as of December 31, 2020 using SEC guidelines, were prepared or derived from estimates prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance on the authority of such firm as experts in petroleum engineering.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus except for any information that is superseded by information included directly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of the date other than the date on the cover page of this prospectus.

The following documents previously filed by us with the SEC are incorporated by reference in this prospectus:

•Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 10, 2021;

•Our Current Reports on Form 8-K, as filed with the SEC on January 13, 2021 and January 29, 2021, and on Form 8-K/A filed on February 24, 2021; and

•The description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 9, 2017 and any amendments or reports filed for the purpose of updating that description.

We are also incorporating by reference into this prospectus any additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this registration statement are terminated shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You should direct any requests for documents to the following address or telephone number:

Earthstone Energy, Inc.
Attention: Secretary
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX  77380
(281) 298-4246

    You should rely only on the information contained or incorporated by reference into this prospectus or in any prospectus supplement.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the securities offered hereby.

SEC registration fee	$10,609.83
FINRA filing fee	*
Accountants’ fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees and expenses	*
Reserve report engineering fees	*
Printing and engraving expenses	*
Miscellaneous	*
Total	*

* These fees are calculated based on the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.        Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”), authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Our Certificate of Incorporation, as amended and restated, contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•any breach of their duty of loyalty to us or our stockholders;

•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our Bylaws, as amended and restated, provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our Certificate of Incorporation, our Bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Item 16.        Exhibits.

Incorporated by Reference
Exhibit No.	Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith
3.1	Third Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc. dated May 9, 2017.	8-A	001-35049	3.1	May 9, 2017
3.2	Amended and Restated Bylaws of Earthstone Energy, Inc. dated February 26, 2010.	8-K	001-35049	3(ii)	March 10, 2010
3.2(a)	First Amendment to the Amended and Restated Bylaws of Earthstone Energy, Inc. dated November 22, 2011.	8-K	001-35049	3(ii)c	November 23, 2011
3.2(b)	Second Amendment to the Amended and Restated Bylaws of Earthstone Energy, Inc. dated October 22, 2015.	8-K	001-35049	3.2	October 26, 2015
4.1	Specimen Class A Common Stock Certificate of Earthstone Energy, Inc.	8-K	001-35049	4.1	May 15, 2017
5.1	Opinion of Jones & Keller, P.C. as to the legality of the securities being registered					X
10.1	Registration Rights Agreement dated January 7, 2021, by and among Earthstone Energy, Inc., Independence Resources Holdings, LLC and the Persons identified on Schedule I thereto.	8-K	001-35049	10.1	January 13, 2021
23.1	Consent of Moss Adams, LLP.					X
23.2	Consent of Grant Thornton LLP.					X
23.3	Consent of Cawley, Gillespie & Associates, Inc.					X
23.4	Consent of Jones & Keller, P.C. (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature pages of the Registration Statement).					X

Item 17.        Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on March 10, 2021.

EARTHSTONE ENERGY, INC.

By:	/s/ Robert J. Anderson
Robert J. Anderson President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert J. Anderson and Tony Oviedo, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- and post- effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2021.

Signature	Title

/s/ Frank A. Lodzinski	Executive Chairman of the Board of Directors
Frank A. Lodzinski

/s/ Robert J. Anderson	President and Chief Executive Officer (Principal Executive Officer)
Robert J. Anderson

/s/ Tony Oviedo	Executive Vice President, Accounting and Administration (Principal Financial Officer and Principal Accounting Officer)
Tony Oviedo

/s/ David S. Habachy	Director
David S. Habachy

/s/ Jay F. Joliat	Director
Jay F. Joliat

/s/ Phil D. Kramer	Director
Phil D. Kramer

/s/ Ray Singleton	Director
Ray Singleton

/s/ Wynne M. Snoots, Jr.	Director
Wynne M. Snoots, Jr.

/s/ Brad A. Thielemann	Director
Brad A. Thielemann

/s/ Zachary G. Urban	Director
Zachary G. Urban

/s/ Robert L. Zorich	Director
Robert L. Zorich